UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 21, 2016

EXPEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 108th Avenue NE

Bellevue, Washington 98004

(Address of principal executive offices) (Zip code)

(425) 679-7200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d) Election of Directors

On June 21, 2016, the Board of Directors of Expedia, Inc. (“Expedia”) expanded the size of the Board from thirteen to fourteen members and elected Scott Rudin to fill the newly-created directorship. Mr. Rudin has not been appointed to serve as a member of any committee of the Board of Directors.

Mr. Rudin is an award-winning film and theatre producer. Mr. Rudin began his career in the entertainment industry in the 1970s, and since then has served in a variety of roles, including as founder and principal of Scott Rudin Productions and as a senior executive at Twentieth Century Fox. While at Twentieth Century Fox and subsequently during a 15-year partnership with Paramount Pictures and a collaboration with Walt Disney Studios under its Walt Disney Pictures and Miramax Films labels, Mr. Rudin produced a large number of critically acclaimed and commercially successful films. He has also produced numerous award-winning theatrical productions.

A description of the compensation payable to Mr. Rudin as a director is set forth under the caption “Compensation of Directors” in Expedia’s Form 10-K/A for the year ended December 31, 2015 filed with the U.S. Securities and Exchange Commission on April 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Executive Vice President, General Counsel and Secretary

Dated: June 23, 2016